Exhibit 4.10

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of March 24, 2006 (this “Trust Agreement”), between (i) CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC II, a limited liability company organized under the laws of the state of Delaware, as depositor (the “Depositor”), and (ii) CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”). The Depositor and the Trustee hereby agree as follows:

1.             The trust created hereby (the “Trust”) shall be known as “Credit Suisse Group Capital (Delaware) Trust II” in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued on behalf of the trust.

2.             The Depositor hereby assigns, transfers conveys and sets over to the Trustee the sum of $1,000.00. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Trust Act.

3.             The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein (collectively, the “Trust Securities”). Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

4.             The Depositor and the Trustee hereby authorize and direct the Depositor, as agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form F-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc. or any other national stock exchange or The Nasdaq National Market (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities to be listed on any of the Exchanges; (iii) to file with the Luxembourg Stock Exchange and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities to be listed on the Luxembourg Stock Exchange; (iv) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (vi) to execute on behalf of the Trust one or more underwriting agreements, in customary form, relating to the preferred securities.

5.             The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days’ prior notice to the Depositor, but such resignation shall not be effective until the Depositor has appointed a successor trustee and such successor trustee shall become a Trustee hereunder.

6.             The recitals contained in this Trust Agreement shall be taken as statements of the Depositor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the property of the trust or any part thereof. The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement.

7.             (a)   The Trustee and its officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s negligence, bad faith or willful misconduct with respect to such acts or omissions.

(b)           The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

(c)           The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection. Promptly after receipt by a Fiduciary Indemnified Person of notice of the commencement of any action, such Fiduciary Indemnified Person will, if a claim in respect thereof is to be made against the Depositor under this clause (c), notify the Depositor in writing of the commencement thereof, provided that failure to give such prompt notice shall not impair the obligations of the Depositor hereunder except to the extent that such failure to provide notice materially prejudices the Depositor. The Depositor shall be entitled to appoint counsel of the Depositor’s choice at the Depositor’s expense to represent the Fiduciary Indemnified Persons in any action for which indemnification is sought; provided, however, that such counsel shall be satisfactory to the Fiduciary Indemnified Persons. The Depositor will not, without the prior written consent of the Fiduciary Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought unless such settlement, compromise or consent includes an unconditional release of each Fiduciary Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

(d)           The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

8.             This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

9.             This Trust Agreement may be executed in one or more counterparts.

10.           The Trust may terminate without issuing any Trust Securities at the election of the Depositor. The Trust shall dissolve and this Trust Agreement shall terminate unless the Trust issues securities within four years after the date hereof. Upon dissolution and at the direction and expense of the Depositor, the Trustee shall file a certificate of cancellation in accordance with the Trust Act. Any remaining trust estate shall, after payment of any other expenses of the Trust, be returned to the Depositor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC II, as Depositor

By:	/s/ CREDIT SUISSE GROUP /s/ KIM FOX-MOERTL /s/ CHRISTIAN SCHMID
Name:	Credit Suisse Group
Title:	Member

CHASE BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ DIANE P. LEDGER
Name:	Diane P. Ledger
Title:	Assistant Vice President

EXHIBIT A

CERTIFICATE OF TRUST

OF

 CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST II

THIS Certificate of Trust of Credit Suisse Group Capital (Delaware) Trust II (the “Trust”) is being duly executed and filed by Chase Bank USA, National Association, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the “Act”).

1.             Name. The name of the statutory trust formed hereby is Credit Suisse Group Capital (Delaware) Trust II.

2.             Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (Third Floor), Newark, Delaware 19713.

3.             Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

CHASE BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

1